Exhibit 99.1

Theragenics® Reports Record Annual Revenue with 2007 Results

BUFORD, Ga.--(BUSINESS WIRE)--Theragenics Corporation® (NYSE: TGX), a medical device company serving the prostate cancer treatment and surgical products markets, today announced consolidated financial results for the fourth quarter and year ended December 31, 2007. Consolidated revenue for the quarter was $15.2 million compared to $14.8 million in the fourth quarter of 2006, an increase of 3%. For the year, consolidated revenue was $62.2 million, the highest annual revenue in the Company’s history, compared to $54.1 million in 2006, an increase of 15%. Net income for the quarter was $1.2 million, or $0.03 per diluted share, compared to net income of $4.0 million, or $0.12 per diluted share in the fourth quarter of 2006. For the year, net income was $5.6 million, or $0.17 per diluted share, compared to net income of $6.9 million, or $0.21 per diluted share in 2006. Results for the 2006 periods include the results of Galt Medical from August 2, 2006, the date Galt was acquired by Theragenics.

The 2006 periods included the release of a deferred tax asset valuation allowance of $2.1 million in the fourth quarter and $3.6 million for the year, which significantly reduced the effective income tax rates for those periods. The fourth quarter of 2007 includes a $500,000 write down to the value of the Company’s Oak Ridge, Tennessee idled building, which has been shut down and held for sale since August 2005. Excluding the effect of the release of the deferred tax asset valuation allowance and the write down of the asset held for sale, pro forma earnings per share was $0.04 in the fourth quarter of 2007 compared with $0.06 per share in 2006, and $0.18 per share for the year ended December 31, 2007 compared to $0.10 in 2006.

“We have just completed an exceptional year,” stated M. Christine Jacobs, Chairman & CEO. “We recorded our highest annual revenue ever, and we are stronger and more diversified than ever. Forty-six percent of our consolidated revenue was generated by our surgical products business, and both our surgical products and brachytherapy businesses continue to be profitable. Our balance sheet gives us flexibility going forward and our diversification strategy continues to deliver.”

Ms. Jacobs continued, “On another positive note, the recent passing of the Medicare, Medicaid and SCHIP Extension Act of 2007, will ensure current reimbursement levels for brachytherapy seeds through June 30, 2008. This is good for patients, the procedure, the industry and Theragenics’ brachytherapy business. Looking forward, we intend to maintain our leadership position in the brachytherapy industry while investing for growth in our surgical products business. We are also actively pursuing continued growth and diversification through acquisitions. We are excited about our prospects in 2008 and beyond, which are supported by the financial flexibility provided by our diversified operations and strong 2007 results. These factors are especially important given the uncertainties existing in the U.S. economy and credit markets today. We intend to continue the momentum we have established.”

Tables I and II to this press release contain condensed consolidated statements of earnings and balance sheets. Revenue and operating income by segment excluding special items are summarized in Tables III and IV, respectively. Tables V and VI include reconciliations of GAAP reported revenue to pro forma revenue excluding special items by segment, and GAAP reported earnings per share to pro forma earnings per share excluding the release of the deferred tax asset valuation allowance and write down of asset held for sale. Table VII includes a reconciliation of GAAP reported net earnings to earnings before interest, taxes, depreciation and amortization (EBITDA) excluding special items.

Theragenics will host a conference call today at 11:00 a.m. Eastern Time. To access the call, dial 800-538-9844 or 706-634-7274 and provide the conference ID 32599268. This call is also being broadcast live over the Internet, and a recording will be available for one month on the Company’s website. To access the webcast, log on to www.theragenics.com and select Investor Relations followed by selecting “Company Presentations”. You also can access a phone replay of the call until Midnight, February 14, 2008, by dialing 800-642-1687 or 706-645-9291 and providing the conference ID code: 32599268.

Theragenics Corporation (NYSE: TGX) operates two business segments: its brachytherapy seed business and its surgical products business. The brachytherapy business manufactures and markets its premier product, the palladium-103 TheraSeed® device (www.theraseed.com) and I-Seed, an iodine-125 based device, which are used primarily in the minimally invasive treatment of localized prostate cancer. Its surgical products business (www.cpmedical.com and www.galtmedical.com) manufactures and distributes wound closure and vascular access products. Wound closure products include sutures, needles and other surgical products with applications in, among other areas, urology, veterinary, cardiology, orthopedics, plastic surgery and dental. Vascular access includes introducers and guidewires used in the interventional radiology, interventional cardiology and vascular surgery markets. For additional information, call Theragenics’ Investor Relations Department at (800) 998-8479 or visit www.theragenics.com.

This press release contains non-GAAP financial measures used by Management in its analysis of the Company’s operating performance. The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures used in managing the business may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflection of underlying trends of the business because they provide a comparison of historical information that excludes certain items that impact the overall comparability. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results.

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the accuracy of which is necessarily subject to risks and uncertainties, including, without limitation, statements regarding future growth, opportunities and investments, and anticipated positive results in general. Actual results may differ materially due to a variety of factors, including, among other things, uncertainties related to the integration of acquired companies into the Theragenics organization, capitalization on opportunities for growth within the Surgical Products business, ability to recognize value from areas of shared expertise, risks and uncertainties related to competition within the medical device industry, development and growth of new applications within the markets for brachytherapy, wound closure, and vascular access and, more broadly, medical devices, competition from other companies within the brachytherapy, wound closure, vascular access and medical device markets, competition from other methods of treatment, new product development cycles, effectiveness and execution of marketing and sales programs, changes in product pricing, changes in costs of materials used in production processes, continued acceptance and demand of the Company’s products by the markets in which it operates, introduction and/or availability of competitive products by others, potential changes in third-party (including CMS) reimbursement, implementation of the new legislation by CMS, physician training, third-party distribution agreements, ability to execute on acquisition opportunities on favorable terms and successfully integrate any acquisitions, and other factors set forth from time to time in the Company’s Securities and Exchange Commission filings.

All forward looking statements and cautionary statements included in this document are made as of the date hereof based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward looking statement or cautionary statement.

TABLE I THERAGENICS CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited) (In thousands except per share data)

	Three Months Ended		Year Ended
	12/31/07	12/31/06	12/31/07	12/31/06
Product sales	$14,938	$14,630	$61,286	$53,076
License fees	245	162	924	1,020
Total revenue	15,183	14,792	62,210	54,096
Cost of sales	7,814	7,954	31,994	27,752
Gross profit	7,369	6,838	30,216	26,344
Operating expenses:
Selling, general & administrative	4,879	4,674	19,131	19,951
Amortization of purchased intangibles	469	525	1,875	1,371
Research & development	265	181	1,365	805
Write down of asset held for sale	500	-	500	-
Restructuring expenses	-	-	-	369
Gain on sale of assets	-	-	-	(201)
	6,113	5,380	22,871	22,295
Operating income	1,256	1,458	7,345	4,049
Non-operating items
Interest income	539	350	2,192	1,541
Interest expense	(163)	(170)	(691)	(419)
Other	-	-	1	(18)
	376	180	1,502	1,104
Earnings before income taxes	1,632	1,638	8,847	5,153
Income tax expense (benefit)	472	(2,362)	3,212	(1,712)
Net earnings	$1,160	$4,000	$5,635	$6,865
Earnings per share:
Basic	$0.04	$0.12	$0.17	$0.21
Diluted	$0.03	$0.12	$0.17	$0.21
Weighted average shares:
Basic	33,108	33,041	33,103	32,452
Diluted	33,262	33,125	33,299	32,540
TABLE II THERAGENICS CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (In thousands)

Assets	December 31, 2007	December 31, 2006
Cash, short-term investments & marketable securities	$48,789	$32,980
Trade accounts receivable	7,882	7,556
Inventories	7,644	7,433
Deferred income tax asset	1,664	7,798
Asset held for sale	-	3,400
Prepaid expenses & other current assets	1,338	3,478
Total current assets	67,317	62,645
Property, plant & equipment, net	27,972	30,901
Goodwill	38,658	38,824
Other intangible assets	11,881	13,762
Asset held for sale	2,900	-
Other long-term assets	93	112
Total assets	$148,821	$146,244

Liabilities & Shareholders’ Equity
Current liabilities – accounts payable & accrued expenses	$4,989	$4,381

Contract termination liability	1,487	1,513
Long-term debt	7,500	7,500
Deferred income tax liability, long-term	1,369	6,148
Other long-term liabilities	857	561
Total long-term liabilities	11,213	15,722

Shareholders’ equity	132,619	126,141
Total liabilities & shareholders’ equity	$148,821	$146,244

TABLE III THERAGENICS CORPORATION AND SUBSIDIARIES REVENUE BY SEGMENT EXCLUDING SPECIAL ITEMS (Unaudited) (In thousands)

	Three Months Ended Dec. 31, 2007				Three Months Ended Dec. 31, 2006
	Brachy- therapy	Surgical products	Interseg. elim.	Consolidated	Brachy- therapy	Surgical products	Interseg. elim.	Consolidated
Revenue, U.S. GAAP	$7,844	$7,398	$(59)	$15,183	$8,014	$6,798	$(20)	$14,792

	Year Ended Dec. 31, 2007				Year Ended Dec. 31, 2006
	Brachy- therapy	Surgical Products	Interseg. elim.	Consolidated	Brachy- Therapy	Surgical products	Interseg. elim.	Consolidated
Revenue, U.S. GAAP	$33,520	$28,896	$(206)	$62,210	$34,880	$19,372	$(156)	$54,096
Less: One-time license fee(1)	-	-	-	-	(400)	-	-	(400)
Revenue excluding special item(a)	$33,520	$28,896	$(206)	$62,210	$34,480	$19,372	$(156)	$53,696

(1) One-time license fee due upon licensee receiving the CE mark and European registration for TheraSphere(R). This registration was received in the third quarter of 2006 and is not expected to recur in future periods. The Company has adjusted the total revenue as determined under U.S. GAAP by this amount in order to provide a more meaningful comparison between the periods presented.

(a) Represents a non GAAP financial measure. See page 2 of this press release for information on non-GAAP financial measures.

TABLE IV THERAGENICS CORPORATION AND SUBSIDIARIES OPERATING INCOME BY SEGMENT EXCLUDING SPECIAL ITEMS (Unaudited) (In thousands)

	Three Months Ended Dec. 31, 2007				Three Months Ended Dec. 31, 2006
	Brachy- therapy	Surgical products	Interseg. elim.	Consolidated	Brachy- therapy	Surgical products	Interseg. elim.	Consolidated
Operating income, U.S. GAAP	$68	$1,211	$(23)	$1,256	$475	$978	$5	$1,458
Write down of asset held for sale(1)	500	-	-	500	-	-	-	-
Operating income excluding special items(a)	$568	$1,211	$(23)	$1,756	$475	$978	$5	$1,458

	Year Ended Dec. 31, 2007				Year Ended Dec. 31, 2006
	Brachy- therapy	Surgical products	Interseg. elim.	Consolidated	Brachy- therapy	Surgical products	Interseg. elim.	Consolidated
Operating income, U.S. GAAP	$3,403	$3,977	$(35)	$7,345	$2,122	$1,955	$(28)	$4,049
Write down of asset held for sale(1)	500	-	-	500	-	-	-	-
One time license fees(2)					(400)			(400)
Restructuring related items, net(3)	-	-	-	-	170	-	-	170
Operating income excluding special items(a)	$3,903	$3,977	$(35)	$7,845	$1,892	$1,955	$(28)	$3,819

(1) Write down of asset held for sale to estimated fair value less costs to sell.

(2) One-time license fee due upon licensee receiving the CE mark and European registration for TheraSphere(R).

This registration was received in the third quarter of 2006 and is not expected to recur in future periods.

(3) Net expenses in the period resulting from 2005 restructuring activities. The restructuring was completed in the second quarter of 2006.

(a) Represents a non GAAP financial measure. See page 2 of this press release for information on non-GAAP financial measures.

TABLE V

THERAGENICS CORPORATION AND SUBSIDIARIES

PRO FORMA REVENUE BY SEGMENT

(Unaudited)

(In thousands)

The following unaudited pro forma summary combines the Company’s revenue with that of Galt as if the August 2006 acquisition had occurred at the beginning of the calendar year of the period presented.  An adjustment has also been made for certain non recurring revenue in 2006 in order to provide a more meaningful comparison of revenue between the periods presented.  This unaudited pro forma information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial condition that would have been reported had the acquisition been completed as of the beginning of the calendar year presented, and should not be taken as indicative of the Company’s future consolidated results of operations or financial condition.

	Three Months Ended Dec. 31, 2007				Three Months Ended Dec. 31, 2006
	Brachy- Therapy	Surgical Products	Interseg. elim.	Consolidated	Brachy- therapy	Surgical products	Interseg. elim.	Consolidated
Revenue, U.S. GAAP	$7,844	$7,398	$(59)	$15,183	$8,014	$6,798	$(20)	$14,792

	Year Ended Dec. 31 2007				Year Ended Dec. 31, 2006
	Brachy- Therapy	Surgical Products	Interseg. elim.	Consolidated	Brachy- therapy	Surgical products	Interseg. elim.	Consolidated
Revenue, U.S. GAAP	$33,520	$28,896	$(206)	$62,210	$34,880	$19,372	$(156)	$54,096
One-time license fee(1)	-	-	-	-	(400)	-	-	(400)
Revenue in pre acquisition period(2)	-	-	-	-	-	5,990	-	5,990
Pro forma revenue excluding special items(a)	$33,520	$28,896	$(206)	$62,210	$34,480	$25,362	$(156)	$59,686

(1) One-time license fee due upon licensee receiving the CE mark and European registration for TheraSphere(R). This registration was received in the third quarter of 2006 and is not expected to recur in future periods.

(2) Revenue of Galt Medical Corp. for the period January 1, 2006 to August 1, 2006 (period prior to acquisition by Theragenics).

(a) Represents a non GAAP financial measure. See page 2 of this press release for information on non-GAAP financial measures.

TABLE VI THERAGENICS CORPORATION AND SUBSIDIARIES PRO FORMA EARNINGS PER SHARE EXCLUDING RELEASE OF DEFERRED TAX ASSET VALUATION ALLOWANCE AND WRITE DOWN OF ASSET HELD FOR SALE (In thousands)

	Three Months Ended		Year Ended
	Dec. 31, 2007	Dec. 31, 2006	Dec. 31, 2007	Dec. 31, 2006
Net earnings, U.S. GAAP	$1,160	$ 4,000	$5,635	$6,865
Less: Release of deferred tax asset valuation allowance	-	(2,147)	-	(3,625)
Add: Write down of asset held for sale, net of tax effect	325	-	325	-
Pro forma net earnings excluding effect of release of deferred tax asset valuation allowance and write down of asset held for sale(a)	$1,485	$ 1,853	$5,960	$3,240

	Three Months Ended		Year Ended
	Dec. 31, 2007	Dec. 31, 2006	Dec. 31, 2007	Dec. 31, 2006
Pro forma earnings per share excluding the effect of the release of the deferred tax asset valuation allowance and write down of asset held for sale(a)
Basic	$0.04	$0.06	$0.18	$0.10
Diluted	$0.04	$0.06	$0.18	$0.10

Weighted average shares
Basic	33,108	33,041	33,103	32,452
Diluted	33,262	33,125	33,299	32,540

(a) Represents a non GAAP financial measure. See page 2 of this press release for information on non-GAAP financial measures.
TABLE VII THERAGENICS CORPORATION AND SUBSIDIARIES EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA), EXCLUDING SPECIAL ITEMS (In thousands)

	Three Months Ended		Year Ended
	Dec. 31, 2007	Dec. 31, 2006	Dec. 31, 2007	Dec. 31, 2006
Net earnings, U.S. GAAP	$1,160	$4,000	$5,635	$6,865
Income tax expense (benefit)	472	(2,362)	3,212	(1,712)
Interest income	(539)	(350)	(2,192)	(1,541)
Interest expense	163	170	691	419
Other non-operating income/expense	-	-	(1)	18
Operating income	1,256	1,458	7,345	4,049
Depreciation and amortization	1,435	1,867	6,146	6,029
Stock-based compensation amortization	150	60	725	362
EBITDA (a)	2,841	$3,385	14,216	$10,440
Write down of asset held for sale (1)	500	-	500
One-time license fee (2)	-	-	-	(400)
Restructuring related items, net (3)	-	-		170
EBITDA excluding special items (a)	$3,341	$3,385	$14,716	$10,210

(1) Write down of asset held for sale to estimated fair value less costs to sell.

(2) One-time license fee due upon licensee receiving the CE mark and European registration for TheraSphere(R). This registration was received in the third quarter of 2006 and is not expected to recur.

(3) Net expenses in the period resulting from 2005 restructuring activities. The restructuring was completed in the second quarter of 2006.

(a) Represents a non GAAP financial measure. See page 2 of this press release for information on non-GAAP financial measures.

CONTACT:
Theragenics Corporation®
Company Contacts:
Frank Tarallo, CFO & Treasurer
or
Lisa Rassel, Manager of Investor Relations
Phone: 800-998-8479 OR 770-271-0233
Website: www.theragenics.com